EXHIBIT 32. Section 1350 Certification
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Eli Lilly and Company, an Indiana corporation (the “Company”), does hereby certify that, to the best of their knowledge:
The Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 31, 2020	/s/David A. Ricks
David A. Ricks
Chairman, President, and Chief Executive Officer

Date:	July 31, 2020	/s/Joshua L. Smiley
Joshua L. Smiley
Senior Vice President and Chief Financial Officer